                                                                     Exhibit 5.1

                              [OGILVY RENAULT LOGO]

                             BARRISTERS & SOLICITORS

                    Suite 2100, Royal Trust Tower, TD Centre
                        Toronto, Ontario, Canada M5K 1H1
                               Tel: (416) 216-4000
                          Telecopier No: (416) 216-3930


                                                               February 16, 2001

724 Solutions Inc.
4101 Yonge Street
Suite 702
Toronto, Ontario
M2P 1N6

Dear Ladies and Gentlemen:

                  RE:  REGISTRATION STATEMENT ON FORM S-8

         We have examined the registration statement on Form S-8 (the "Registration Statement") proposed to be filed pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), by 724 Solutions Inc., a corporation incorporated under the laws of the Province of Ontario (the "Company"), with the United States Securities and Exchange Commission (the "SEC") relating to the registration under the Securities Act of up to 3,539,245 common shares of the Company without par value (the "Shares"), including authorized but unissued Shares being offered by the Company. 3,523,584 Shares are subject to issuance under the pre-existing stock options governed by the Tantau Software, Inc. 1999 Stock Plan (the "Plan") which were assumed by the Company upon its acquisition of Tantau Software, Inc. 15,661 Shares are subject to issuance under pre-existing stock options granted by Tantau Software, Inc. outside of the Plan.

         EXAMINATIONS.

         In connection with this opinion letter, we have examined the following:
(i) copies of resolutions of the directors of the Company approving the adoption of the Plan and authorizing the issuance of the Shares (collectively, the "Resolutions"); and (ii) the proposed form of Registration Statement. We have also examined such other records and documents provided to us and such statutes, regulations and other public and corporate records of the Company and considered such questions of law as we have considered relevant and necessary for the purposes of the opinion expressed below.

         RELIANCE AND ASSUMPTIONS.

         For the purposes of the opinion expressed below, we have relied upon the Resolutions and have assumed: (i) the genuineness of all signatures on each document that we have

                              [OGILVY RENAULT LOGO]


examined; (ii) the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise; (iii) the legal power, capacity and authority of all natural persons signing in their individual capacity; and
(iv) that the Resolutions continue to be in force and unamended on the date hereof.

         OPINION.

         Based and relying on the foregoing assumptions and subject to the following qualification and limitation, we are of the opinion that the Shares to be offered and sold by the Company pursuant to the Registration Statement have been duly allotted for issuance and, upon the receipt of the consideration therefor, to the extent required by the terms of the Plan or any other instruments governing the issuance of the Shares, will be validly issued and outstanding as fully paid and non-assessable.

         QUALIFICATION.

         The foregoing opinion is subject to the qualification that we are qualified to practice law in the Province of Ontario and express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

         LIMITATION.

         We consent to the use of this opinion as an exhibit to the Registration Statement and any amendments thereto and further consent to the reference to us set forth in the Registration Statement under the caption, "Item 5. Interests of Named Experts and Counsel." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                    Yours very truly,


                                    (signed)  Ogilvy Renault